   As filed with the Securities and Exchange Commission on February 18, 2000

                                                    Registration No. 333-_______


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              04-3483032
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               JOHN HANCOCK PLACE
                          BOSTON, MASSACHUSETTS 02117
                    (Address of Principal Executive Offices
                              including Zip Code)

                                 John Hancock
                           Financial Services, Inc.
                                Long-Term Stock
                                Incentive Plan
                            (Full title of the Plan)

                               THOMAS E. MOLONEY
                            CHIEF FINANCIAL OFFICER
                     JOHN HANCOCK FINANCIAL SERVICES, INC.
                              JOHN HANCOCK PLACE
                         BOSTON, MASSACHUSETTS 02117
                                (617) 572-6000
           (Name, address and telephone number of agent for service)



                        CALCULATION OF REGISTRATION FEE


     Title of            Amount to be          Proposed maximum        Proposed maximum          Amount of
 securities to be         registered          offering price per      aggregate offering     registration fee
 registered                                          unit                   price
Common Stock, par       16,585,000(1)             $14.625(2)           $242,555,625.00(2)       $64,034.69
 value $.01 per
 share
===============================================================================================================

_______________________

(1) The number of shares of Company Common Stock to be offered pursuant to The John Hancock Financial Services, Inc. Long-Term Stock Incentive Plan (the "Plan")(16,585,000 shares). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, and based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange for February 16, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      Incorporated by reference in this Registration Statement are the following documents heretofore filed by John Hancock Financial Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

      (a) The Company's Form S-1, effective January 26, 2000, Registration No. 333-87271;

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registration Statement referred to in (a) above; and

      (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

      The validity of the Common Stock will be passed upon for the Company by Philip Clarkson, Vice President and Counsel for the Company.

Item 6.  Indemnification of Directors and Officers

      The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

      The Company's Bylaws provide that directors and officers shall be, and at the discretion of the Board of Directors, nonofficer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defending claims. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any Bylaw, agreement, vote of stockholders or otherwise. The Company's Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the Federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

      The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7.  Exemption from Registration Claimed

      Not applicable.

Item 8.  Exhibits

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

      (a)  Rule 415 Offering.  The undersigned Company hereby undertakes:
           -----------------

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

      (b)  Subsequent Exchange Act Documents.  The undersigned Company hereby
           ---------------------------------
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)  Indemnification.  Insofar as indemnification for liabilities arising
           ---------------
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 18th day of February, 2000.

                              JOHN HANCOCK FINANCIAL
                              SERVICES, INC.



                              By:/s/ Stephen L. Brown
                                 ---------------------------------
                                 Stephen L. Brown
                                 Chairman and Chief Executive Officer

      Each person whose signature appears below does hereby make, constitute and appoint THOMAS E. MOLONEY and PHILIP CLARKSON and each of them with full power without the other to act as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of John Hancock Financial Services, Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of 16,585,000 shares of the Company's common stock, par value $0.01 ("Common Stock"), in connection with The John Hancock Financial Services, Inc. Long-Term Stock Incentive Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                      Title                           Date
--------------------------------  ---------------------------------  ---------------------------
/s/ Stephen L. Brown              Chairman and Chief Executive       February 14, 2000
----------------------------
Stephen L. Brown                  Officer

/s/ David F. D'Alessandro         President, Chief Operations        February 14, 2000
----------------------------
David F. D'Alessandro             Officer and Director

/s/ Foster L. Aborn               Vice Chairman, Chief Investment    February 14, 2000
----------------------------
Foster L. Aborn                   Officer and Director

/s/ Samuel W. Bodman              Director                           February 14, 2000
----------------------------
Samuel W. Bodman

/s/ I. MacAllister Booth          Director                           February 14, 2000
----------------------------
I. MacAllister Booth

/s/ Wayne A. Budd                 Director                           February 14, 2000
----------------------------
Wayne A. Budd

/s/ John M. Connors, Jr.          Director                           February 14, 2000
----------------------------
John M. Connors, Jr.

/s/ Robert E. Fast                Director                           February 14, 2000
----------------------------
Robert E. Fast

/s/ Kathleen Foley Feldstein      Director                           February 14, 2000
----------------------------
Kathleen Foley Feldstein

/s/ Nelson F. Gifford             Director                           February 14, 2000
----------------------------
Nelson F. Gifford

/s/ Michael C. Hawley             Director                           February 14, 2000
----------------------------
Michael C. Hawley

/s/ Edward H. Linde               Director                           February 14, 2000
----------------------------
Edward H. Linde

                                  Director                           February   , 2000
____________________________
Judith A. McHale

/s/ Richard F. Syron              Director                           February 14, 2000
------------------------
Richard F. Syron

/s/ Robert J. Tarr, Jr.           Director                           February 14, 2000
------------------------
Robert J. Tarr, Jr.

                               INDEX TO EXHIBITS

       Exhibit No.                                 Description of Exhibit
--------------------------  --------------------------------------------------------------------
          5                 Opinion of Philip Clarkson, John Hancock Financial Services, Inc.
                            Vice President and Counsel (filed herewith)
          23.1              Consent of Ernst & Young LLP (filed herewith)
          23.2              Consent of Philip Clarkson, John Hancock Financial Services, Inc.
                            Vice President and Counsel (included in Exhibit 5)
          24                Powers of Attorney (filed herewith - see pages 5-6 of the
                            Registration Statement)
          99(i)             The John Hancock Financial Services, Inc. Long-Term Stock Incentive
                            Plan (filed herewith).
